Exhibit 10.40
INCENTIVE SUBSCRIPTION AGREEMENT
This Incentive Subscription Agreement (this “Agreement”) is made as of [DATE], by and among Evercore LP, a Delaware limited partnership (the “Partnership”), Evercore Inc., a Delaware corporation, as general partner of the Partnership (the “General Partner” and, together with the Partnership and their subsidiaries, “Evercore”), and [NAME] (the “Employee”). Capitalized terms used herein but not defined herein shall have the meaning set forth in the Partnership Agreement (as defined below).
RECITALS
WHEREAS, on the terms and subject to the conditions hereof, Employee desires to subscribe for and acquire from the Partnership, and the Partnership desires to issue and provide to Employee, [NUMBER] Class K-P Units in the Partnership (each a “K-P Unit” and, collectively, the “K-P Units”), having the rights, powers, duties and preferences set forth in the Seventh Amended and Restated Limited Partnership Agreement of Evercore LP (as amended from time to time, the “Partnership Agreement”);
WHEREAS, promptly following the vesting of a K-P Unit as set forth in this Agreement, such K-P Unit is automatically converted, subject to the provisions of the Partnership Agreement and this Agreement, into a number of Class K Units of the Partnership (each an “K Unit” and, collectively, the “K Units”), having the rights, powers, duties and preferences set forth in the Partnership Agreement; and
WHEREAS, this Agreement is being entered into pursuant to the General Partner’s Second Amended and Restated 2016 Evercore Inc. Stock Incentive Plan (as amended from time to time, the “Plan”) and shall constitute an Award agreement relating to an Other Stock-Based Award (each as defined therein).
NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Subscription for K-P Units.
(a)Upon the terms and subject to the conditions of this Agreement, Employee hereby subscribes for and agrees to acquire, and the Partnership hereby agrees to issue to Employee, [NUMBER] K-P Units, in exchange for the services to be performed for the Partnership by Employee, with such issuance occurring on the date of this Agreement.
(b)Employee hereby agrees to be bound by the terms and conditions of the Partnership Agreement and agrees to execute any documents or agreements required by the General Partner in connection with his subscription and admission as a limited partner of the Partnership, including a counterpart of the Partnership Agreement. The K-P Units and, following the vesting of the K-P Units, the K Units issued in respect thereof (if any), shall be subject, in all respects, to the terms and conditions of the Partnership Agreement. Employee is not obligated (now or in the future) to make any Capital Contribution to the Partnership on account of the K-P Units.

(c)Employee agrees to timely (within 30 days of the date hereof) file (via certified mail, return receipt requested) an election under Section 83(b) of the Code in the form of Exhibit A to this Agreement and shall thereafter notify the Partnership it has made such timely filing and provide a copy of such filing to the Partnership. Employee should consult his tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the K-P Units and K Units.
2.Representations and Warranties of Employee.
Employee represents and warrants, as of the date hereof, that:
(a)Employee has full legal capacity to execute and deliver this Agreement and the Partnership Agreement and to perform his obligations hereunder and thereunder. This Agreement and the Partnership Agreement have been duly authorized (if applicable), executed and delivered by Employee and are the legal, valid and binding obligations of Employee enforceable against him in accordance with the terms hereof and thereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies.
(b)Employee acknowledges and agrees that he previously has been furnished with the Partnership Agreement, the Plan and a Plan Prospectus, and has been given the opportunity to examine all documents and to ask questions of, and receive answers from, the Partnership and its representatives concerning the Partnership, the Partnership Agreement, the Partnership’s organizational documents and the terms and conditions of issuance of the K-P Units and to obtain any additional information which Employee deems necessary. Employee has been advised that the K-P Units and K Units are subject to restrictions upon transfer as set forth in the Partnership Agreement and the Plan.
3.Vesting.
(a)Each K-P Unit shall be an Unvested Unit upon grant and shall vest only to the extent provided in this Section 3. Upon conversion of a K-P Unit into a number of K Units as provided herein and in the Partnership Agreement, the K-P Unit shall be cancelled.
(b)A K-P Unit shall become a Vested Unit upon satisfaction of both of the Service Condition and the Share Performance Condition (each as described below). For the avoidance of doubt, (i) a K-P Unit will not become a Vested Unit (if at all) until a Service Vesting Date (as defined below) has occurred, and (ii) upon the occurrence of the later of a Service Vesting Date and the expiration of the Measurement Period, a K-P Unit will not become a Vested Unit and will be immediately forfeited without any consideration if the Share Performance Condition has not been satisfied.
(c)The “Service Condition” with respect to a K-P Unit will be satisfied if (i) Employee remains a full time employee of Evercore in good standing continuously through expiration of the Measurement Period (as defined in Section 4 below) or (ii) prior to the expiration of the Measurement Period, Employee’s employment with Evercore is terminated due to an Early Termination. The earlier of the expiration of the Measurement Period and the date specified for the applicable Early Termination is referred to as the “Service Vesting Date.” No

Service Vesting Date will occur in the event Employee’s employment with Evercore is terminated by Evercore with Cause or by Employee’s resignation or retirement [(except as may be otherwise provided in the definition of Early Termination)], and the K-P Units shall be immediately forfeited without any consideration on the date of any such termination of employment.
(d)An “Early Termination” means (1) the Employee’s employment is terminated by Evercore without cause; (2) Evercore undergoes a “Change in Control” (as defined in the Plan); (3) Employee’s employment by Evercore is otherwise terminated by reason of death or Disability prior to the expiration of the Measurement Period or (4) [INSERT OTHER APPLICABLE EARLY TERMINATION EVENTS].
(i)     In the event of an Early Termination due to the foregoing Section 3(d)(1), (3) and [INSERT OTHER RELEVANT CLAUSES], the Service Vesting Date will be deemed to be the expiration of the Measurement Period and the K-P Units will convert into K Units in accordance with Section 4.
(ii)     In the event of an Early Termination due to the foregoing Section 3(d)(2), the Service Vesting Date and the conversion of K-P Units into K Units shall be accelerated to the effective date of the Change in Control (provided that if the Share Performance Condition has not been satisfied prior to such effective date, the K-P Units shall be immediately forfeited without any consideration as of such date).
(e)The “Share Performance Condition” with respect to a K-P Unit will be satisfied if, (1) for twenty (20) consecutive trading days after the date hereof and prior to the expiration of the Measurement Period, the average of the daily high and low price of Class A Common Stock is equal to or greater than $[PRICE] or (2) in the event of a Change in Control, the value of the consideration paid per share of Class A Common Stock in such transaction or, as applicable, the per share value of Class A Common Stock implied by such transaction is equal to or greater than $[PRICE]. If the Share Performance Condition is not satisfied, then the K-P Units shall be immediately forfeited without any consideration.
4.Conversion into K Units.
(a)Except as provided otherwise in the event of an Early Termination, as soon as practical following each K-P Unit becoming a Vested Unit, each K-P Unit will automatically convert into a number of K Units equal to the Performance Adjustment Amount (as defined below).
(b)The “Performance Adjustment Amount” shall be [INSERT PERFORMANCE THRESHOLDS AND APPLICABLE MULTIPLE, IF ANY]
(c)For purposes of this Agreement:
(i)     “Measurement Period” means the period from [DATE] through [DATE].
(ii)     [INSERT APPLICABLE PERFORMANCE DEFINITIONS]

5.Understanding of the Parties.
(a)Allocation of Intangible Asset Gain. Intangible Asset Gain (as defined in the Partnership Agreement) shall be allocated under Section 5.05 of the Partnership Agreement to each holder of K-P Units issued on this date, pro rata in accordance with such holder’s ownership of K-P Units issued on this date, in an amount equal to the excess of (i) the amount distributable to such holder (if such holder’s K-P Units had been converted into the maximum number of K Units hereunder) pursuant to Section 9.03(a)(v) of the Partnership Agreement (without regard to the proviso at the end of Section 9.03(a)(v) of the Partnership Agreement) over (ii) amounts previously allocated pursuant to K-P Units under Section 5.05 of the Partnership Agreement.
(b)Conversion of K-P Units. To the extent that there is an insufficient number of shares of Class A Common Stock, par value $0.01 per share, of the General Partner (“Shares”) available under the Plan to be exchanged for K Units at the time of the conversion of the K-P Units into K Units, the parties agree that the Partnership may elect (in its sole discretion) to delay the conversion of the K-P Units into K Units until such time as a sufficient number of Shares are authorized under the Plan (or a successor plan), and the General Partner will thereafter use its commercially reasonable efforts to obtain such authorization for a sufficient number of Shares.
(c)Distributions upon Dissolution of the Partnership. Upon the dissolution of the Partnership, after distributions First through Fourth as outlined in Section 9.03(a)(i)-(iv) of the Partnership Agreement (and except to the extent amended by a relevant subscription agreement), distributions shall be made to the holder of K Units to the extent such amounts would have been distributed pursuant to Section 9.03(a)(ii) of the Partnership Agreement if such K Unit were exchanged for a Class A Unit.
6.Restrictive Covenants. Employee acknowledges and recognizes the highly competitive nature of the businesses of the Partnership and its affiliates and accordingly agrees, in Employee’s capacity as an equity holder in the Partnership, to comply with the provisions of the Confidentiality, Non-Solicitation and Proprietary Information Agreement by and between Employee and Evercore Partners Services East, LLC (the “Restrictive Covenant Agreement”). Employee acknowledges and agrees that Evercore’s remedies at law for a breach of any of the provisions of the Restrictive Covenant Agreement would be inadequate and Evercore would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Employee agrees that, in the event of such a breach, in addition to any remedies at law or equity, the K-P Units that as of the date of such violation are not Vested Units shall be immediately forfeited without any consideration on the date of any such breach.
7.Clawback/Forfeiture; Other Evercore Policies. Notwithstanding anything to the contrary contained herein or in the Plan, Employee agrees that the K-P Units and any K Units delivered in respect thereof will be subject to the terms of (i) any clawback or recapture policy that Evercore may have in effect from time to time and, in accordance with such policy, may be subject to the requirement that such Units, any securities into which the Units are convertible, and any distributions thereon or proceeds thereof, be repaid to Evercore after they have been distributed to Employee, and (ii) any policy with respect to hedging or pledging of securities that Evercore may have in effect from time to time.

8.Miscellaneous.
(a)Tax Issues. THE ISSUANCE OF THE K-P UNITS TO EMPLOYEE PURSUANT TO THIS AGREEMENT INVOLVES COMPLEX AND SUBSTANTIAL TAX CONSIDERATIONS, INCLUDING, WITHOUT LIMITATION, CONSIDERATION OF THE ADVISABILITY OF EMPLOYEE MAKING AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE. EMPLOYEE ACKNOWLEDGES HE HAS CONSULTED HIS OWN TAX ADVISOR WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THE PARTNERSHIP MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER TO EMPLOYEE REGARDING THE TAX CONSEQUENCES OF EMPLOYEE’S RECEIPT OF THE K-P UNITS.
(b)Transfers. Employee may not Transfer, directly or indirectly, all or any portion of a K-P Unit (whether or not vested) or K Unit, or any rights therein (economic or otherwise), to any other Person except in accordance with the Partnership Agreement. For the avoidance of doubt, Employee shall have no right to exchange any K-P Unit.
(c)Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding among the parties hereto with respect to the subject matter hereof. The parties hereto acknowledge and agree that the provisions of the Partnership Agreement apply to the issuance of the K-P Units and the K Units and that, upon issuance, as applicable, the K-P Units and the K Units will be subject to the terms, conditions, rights and obligations contained in the Partnership Agreement.
(d)Amendment; Waiver.
(i)     This Agreement can be amended only by an instrument in writing signed by each of the parties hereto. Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the waiver is to be effective.
(ii)     No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.
(e)No Third Party Beneficiaries; Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties and any attempted assignment shall be null and void and of no force or effect.
(f)Administration. Subject to the terms of the Partnership Agreement, the General Partner shall have the authority to (i) construe, interpret and implement this Agreement, (ii) establish rules and regulations and make all calculations and determinations necessary or advisable in administering this Agreement and (iii) correct any defect, supply any omission and reconcile any inconsistency in this Agreement. All such interpretations, rules, determinations and regulations shall be final, binding and conclusive on all Persons, including the Partnership and Employee.
(g)Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for all purposes.
(h)Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses specified in Section 11.02 of the Partnership Agreement.
(i)Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby
(j)Cooperation. Employee agrees to cooperate with the Partnership in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.
(k)Employee’s Employment by Evercore. Nothing contained in this Agreement shall be deemed to obligate any Evercore entity to employ Employee in any capacity whatsoever or to prohibit or restrict the Evercore entity from terminating the employment of Employee at any time or for any reason whatsoever, with or without Cause.
(l)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
GENERAL PARTNER
EVERCORE INC.
By:___________________________________
Name:
Title:

PARTNERSHIP
EVERCORE LP
By Evercore Inc., its general partner

By:___________________________________
Name:
Title:

EMPLOYEE
_______________________________________

[Signature Page to Class K-P Subscription Agreement]

Exhibit A
ELECTION TO INCLUDE UNITS IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE
The undersigned acquired equity units (the “Units”) of Evercore LP (the “Company”) on [DATE]. The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Units.
Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for the applicable calendar year the excess, if any, of the Units’ fair market value on the applicable acquisition date over the acquisition price thereof.
The following information is supplied in accordance with Treasury Regulation §1.83-2(e):
1.The name, address and social security number of the undersigned:
Name: ______________________
Address:
_____________________________
_____________________________

SSN: ____-___-_____
2.A description of the property with respect to which the election is being made:
_____ Class K-P Units in the Company

3.The date on which the property was transferred: ___________. The taxable year for which such election is made: calendar year [YEAR]
4.The restrictions to which the property is subject: If the undersigned ceases to be employed by certain affiliates of the Company under certain circumstances, all or a portion of the Units may be subject to forfeiture and/or repurchase by the Company at the lower of the fair market value of such Units and the original acquisition price paid for the Units, regardless of the fair market value of the Units on the date of such repurchase. The Units are also subject to transfer restrictions.
5.The aggregate fair market value on the applicable acquisition date of the property with respect to which the election is being made, determined without regard to any lapse restrictions:
Class K-P Units:

6.The aggregate amount paid for such property:
Class K-P Units:

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).
Dated: _____________________________    _____________________________
Name: